Exhibit 4.10

CARETRUST REIT INC.
or
CTR PARTNERSHIP, L.P.,
as issuer

AND THE GUARANTOR NAMED HEREIN

INDENTURE

Dated as of                      , 20

[                                                  ]

Trustee

Subordinated Debt Securities

TABLE OF CONTENTS

i

CROSS-REFERENCE TABLE

Reconciliation and tie between Trust Indenture Act of 1939 and
Indenture, dated as of                             , 20

§ 310(a)(1)		7.10
(a)(2)		7.10
(a)(3)		Not Applicable
(a)(4)		Not Applicable
(a)(5)		7.10
(b)		7.10
§ 311(a)		7.11
(b)		7.11
§ 312(a)		2.7
(b)		10.3
(c)		10.3
§ 313(a)		7.6
(b)(1)		7.6
(b)(2)		7.6
(c)		7.6 , 10.2
(d)		7.6
§ 314(a)		4.2, 10.5
(b)		Not Applicable
(c)(1)		10.4
(c)(2)		10.4
(c)(3)		Not Applicable
(d)		Not Applicable
(e)		10.5
(f)		Not Applicable
§ 315(a)		7.1
(b)		7.5
(c)		7.1
(d)		7.1
(e)		6.14
§ 316(a)	(last sentence)	2.11
(a)(1)(A)		6.12
(a)(1)(B)		6.13
(a)(2)		Not Applicable
(b)		6.8
(c)		2.15
§ 317(a)(1)		6.3
(a)(2)		6.4
(b)		2.6
§ 318(a)		10.1
(b)		Not Applicable
(c)		10.1

Note:  This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Indenture dated as of                             , 20    ,  among CARETRUST REIT, INC., a Maryland corporation (the “Company”), CTR PARTNERSHIP, L.P. (the “Partnership”), a Delaware limited partnership, the Guarantor (as defined herein) party hereto from time to time and                                                        , as trustee (the “Trustee”).
The Company, as a sole issuer, or the Partnership, as a sole issuer (as applicable, the “Issuer”), deems it necessary to issue from time to time for its lawful purposes senior debt securities (the “Securities”) evidencing its unsecured and unsubordinated indebtedness, and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, unlimited as to principal amount, to bear interest at such rate or pursuant to such formula, to mature at such times and to have such other provisions, including the benefit of guarantees, as shall be fixed as hereinafter provided.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.

ARTICLE I.
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.
Definitions.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

“Agent” means any Registrar or Paying Agent.

“Board of Directors” means (1) with respect to a corporation, the Board of Directors of the corporation, (2) with respect to a partnership, the Board of Directors of the general partner of the partnership or the board or committee of the general partner of the partnership serving a similar function and (3) with respect to any other person, the board or committee of such person serving a similar function.

“Board Resolutions” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the general partner of the Partnership, as applicable, to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certification and delivered to the Trustee.

“Business Day” means, for a particular Series, any day except a Saturday, Sunday or any day, including a legal holiday, on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York (or in connection with any payment, the place of payment).

“Capital Stock” of any person means any and all shares, interests, participations, rights or other equivalents (however designated) of the equity of such person.

“Certificated Securities” means definitive Securities in registered non-global certificated form.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be principally administered, which office at the date hereof is located at                            ,                             ; Attention:                           , or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the corporate trust office of any successor Trustee at which this Indenture shall be administered (or such other address as a successor Trustee may designate from time to time by notice to the Holders or the Issuer).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary for such Series by the Issuer, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such person, “Depositary” as used with respect to the Securities of any Series shall mean the Depositary with respect to the Securities of such Series.

“Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2.

“Dollars” and “$” means the currency of The United States of America.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means any currency or currency unit issued by a government other than the government of The United States of America.

“Foreign Government Obligations” means, with respect to Securities of any Series that are denominated in a Foreign Currency, direct obligations of, or obligations guaranteed by, the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof.

“GAAP” means accounting principles generally accepted in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Global Security” or “Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2 evidencing all or part of a Series of Securities, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

“Guarantee” means the guarantee of the Issuer’s obligations under the Securities of any applicable Series by the Guarantor under this Indenture.

“Guarantor” means any person listed in Schedule I hereto that is other than the Issuer, which executes this Indenture as a guarantor and its respective successors and assigns, and until the Guarantee of such person has been released in accordance with the provisions of this Indenture; provided, however, that such person shall be a Guarantor only with respect to a Series of Securities for which such person has executed a supplemental indenture with respect to such Series.

“Holder” or “Securityholder” means a person in whose name a Security is registered on the books of the Registrar.

“Indenture” means this Indenture as amended or supplemented from time to time and shall include the form and terms of particular Series of Securities established as contemplated hereunder.

“interest” means, with respect to any Security, any interest on such Security, and with respect to any Discount Security which by its terms bears interest only after Maturity, interest payable after Maturity.

“Issuer’s Order” means a written order signed in the name of the Issuer by an Officer.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Officer” means, with respect to any person, the Chief Executive Officer, the Chief Financial Officer, Chief Accounting Officer, Chief Investment Officer, the President or any Vice President of such Person; and, with respect to the Partnership, an individual holding any of the foregoing positions with CareTrust GP, LLC, a Delaware limited liability company, acting on its behalf as the general partner of the Partnership.

“Officer’s Certificate” means a certificate signed by any Officer (or any person designated in writing by an Officer as authorized to execute and deliver Officer’s Certificates) and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of legal counsel.  The counsel may be an employee of or counsel to the Company or the Partnership. Opinions of Counsel required to be delivered under this Indenture may have qualifications customary for opinions of the type required.

“person” means any individual, corporation, company, voluntary association, partnership, trust, joint venture, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof.

“principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.

“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office having direct responsibility for administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject and who shall have direct responsibility for the administration of this Indenture.

“SEC” means the Securities and Exchange Commission.

“Securities” means the subordinated debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture.

“Securities Guarantee” means the Guarantee by the Guarantor of the Issuer’s payment obligations under this Indenture and the Securities, executed pursuant to the provisions of this Indenture.

“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Issuer created pursuant to Sections 2.1 and 2.2 hereof.

“Stated Maturity” when used with respect to any Security, means the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

“Subsidiary” means, with respect to any person, any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the outstanding shares of Capital Stock or other interests having the power to vote in the election of directors, managers or trustees thereof is at the time directly or indirectly owned or controlled by such person or one or more of the other Subsidiaries of such person, or a combination thereof.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Trustee” means the person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each person who is then a Trustee hereunder, and if at any time there is more than one such person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

“United States” or “U.S.” means The United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

“U.S. Government Obligations” means securities which are direct obligations of, or guaranteed by, The United States of America for the payment of which its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

Section 1.2.
Other Definitions.

TERM	DEFINED IN
SECTION

“Bankruptcy Law”	6.1
“Custodian”	6.1
“Event of Default”	6.1
“Judgment Currency”	10.16
“Legal Holiday”	10.7
“mandatory sinking fund payment”	11.1
“optional sinking fund payment”	11.1
“Paying Agent”	2.5
“Registrar”	2.5
“Required Currency”	10.16
“successor person”	5.1

Section 1.3.
Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“obligor” on the Securities and the Securities Guarantees means the Issuer and the Guarantor, respectively, and any successor obligor upon the Securities and the Securities Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.4.
Rules of Construction.

Unless the context otherwise requires:

(a)
a term has the meaning assigned to it;

(b)
an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)
“or” is not exclusive;

(d)
words in the singular include the plural, and in the plural include the singular; and

(e)
provisions apply to successive events and transactions.

ARTICLE II.
THE SECURITIES

Section 2.1.
Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.  The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth or determined in the manner provided in a Board Resolution, supplemental indenture hereto or Officer’s Certificate establishing the terms of such Series. In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officer’s Certificate or supplemental indenture establishing the terms thereof may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined.  Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of this Indenture.

Section 2.2.
Establishment of Terms of Series of Securities.
At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.2.1 and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.2.2 through 2.2.23) by or pursuant to a Board Resolution, and set forth or determined in the manner provided in a Board Resolution, supplemental indenture hereto or Officer’s Certificate:

2.2.1.
the identity of the Issuer;

2.2.2.
the title (which shall distinguish the Securities of that particular Series from the Securities of any other Series) of the Series;

2.2.3.
the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;

2.2.4.
any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.8, 2.9, 2.12, 3.6 or 9.6);

2.2.5.
the date or dates on which the principal of the Securities of the Series is payable;

2.2.6.
the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

2.2.7.
the place or places where the principal of and interest, if any, on the Securities of the Series shall be payable, where the Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities of such Series and this Indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

2.2.8.
if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series must be redeemed or may be redeemed, in whole or in part, at the option of the Issuer;

2.2.9.
the obligation, if any, of the Issuer to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

2.2.10.
the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Issuer at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

2.2.11.
if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which the Securities of the Series shall be issuable;

2.2.12.
the forms of the Securities of the Series and whether the Securities will be issuable as Global Securities;

2.2.13.
if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2;

2.2.14.
the currency of denomination of the Securities of the Series, which may be Dollars or any Foreign Currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

2.2.15.
the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the Securities of the Series will be made;

2.2.16.
if payments of principal of or interest, if any, on the Securities of the Series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

2.2.17.
the manner in which the amounts of payment of principal of or interest, if any, on the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

2.2.18.
the provisions, if any, relating to any security provided for the Securities of the Series;

2.2.19.
any addition to, deletion of or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.2;

2.2.20.
any addition to, deletion of or change in the covenants set forth in Articles IV or V which applies to Securities of the Series;

2.2.21.
any Depositaries, trustees, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein;

2.2.22.
the provisions, if any, relating to conversion or exchange of any Securities of such Series, including if applicable, the conversion or exchange price, the conversion or exchange period, the securities or other property into which the Securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the Holders thereof or at the option of the Issuer, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such Series of Securities are redeemed;

2.2.23.
the identity of the Guarantor of the Securities of the Series and the terms and conditions of the Guarantee, if any, in addition to those provided in Article XIII upon which any such Guarantor may be released;

2.2.24.
the terms of subordination of the Securities of the Series and the Securities Guarantee, if any; and

2.2.25.
any other terms of the Series (which may supplement, modify or delete any provision of this Indenture insofar as it applies to such Series), including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of Securities of that Series.

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture hereto or Officer’s Certificate referred to above.

Section 2.3.
Denominations; Provision for Payment.
The Securities of any Series shall be issuable, except as otherwise provided with respect to Securities of any Series pursuant to Section 2.2, as registered Securities in the denominations of two thousand Dollars ($2,000) or any integral multiples of $1,000 in excess thereof. Unless otherwise provided with respect to Securities of any Series pursuant to Section 2.2, the principal of and the interest on the Securities of any Series, if any, thereon, shall by payable in Dollars at the Corporate Trust Office of the Trustee. Unless otherwise specified pursuant to Section 2.2 with respect to any Securities of any Series, interest on the Securities of any Series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Section 2.4.
Execution and Authentication.

One Officer shall sign the Securities for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officer’s Certificate, upon receipt by the Trustee of an Issuer’s Order.  Each Security shall be dated the date of its authentication.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.2, except as provided in Section 2.9.

Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.1) shall be fully protected in conclusively relying on:  (a) the Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.2 establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officer’s Certificate complying with Section 9.7 (with respect to the execution of supplemental indentures) and Section 10.4, and (c) an Opinion of Counsel complying with Section 9.7 (with respect to the execution of supplemental indentures) and Section 10.4.

The Trustee shall have the right, but not the obligation, to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not be taken lawfully; or (b) if the Trustee in good faith determines that such action would expose the Trustee to personal liability.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.

Section 2.5.
Registrar and Paying Agent.

The Issuer shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series, an office or agency where Securities of such Series may be presented or surrendered for payment (“Paying Agent”) and where Securities of such Series may be surrendered for registration of transfer or exchange (“Registrar”).  The Registrar shall keep a register with respect to each Series of Securities and to their transfer and exchange (the “Security Register”).  The Issuer will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar or Paying Agent.  If at any time the Issuer shall fail to maintain any such required Registrar or Paying Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations and surrenders.

The Issuer may also from time to time designate one or more co-registrars or additional paying agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligations to maintain a Registrar or Paying Agent in each place so specified for Securities of any Series for such purposes.  The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar or additional paying agent.  The term “Registrar” includes any co-registrar; and the term “Paying Agent” includes any additional paying agent.  The Issuer or any of its Affiliates may serve as Registrar or Paying Agent.

The Issuer hereby appoints the Trustee as the initial Registrar and Paying Agent for each Series unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

Section 2.6.
Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Securities of that Series, and will notify the Trustee in writing of any default by the Issuer in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for the money.  If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Securityholders of any Series of Securities all money held by it as Paying Agent.  Upon any bankruptcy, reorganization or similar proceeding with respect to the Issuer, the Trustee shall serve as Paying Agent for the Securities.

Section 2.7.
Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities and shall otherwise comply with TIA  § 312(a).  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities.

Section 2.8.
Transfer and Exchange.

Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met.  To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request.  No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.12, 3.6 or 9.6).

Neither the Issuer nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business 15 days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

Section 2.9.
Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Security and (b) such security or indemnity bond as may be required by each of them to hold itself and any of its agents harmless, then, in the absence of written notice to the Issuer or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and upon receipt of an Issuer’s Order the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 2.9, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any Series issued pursuant to this Section 2.9 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

The provisions of this Section 2.9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.10.
Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by the Registrar and those described in this Section 2.10 as not outstanding.

If a Security is replaced pursuant to Section 2.9, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of the Issuer) holds on the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.

The Issuer may purchase or otherwise acquire the Securities, whether by open market purchases, negotiated transactions or otherwise.  A Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.

Section 2.11.
Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Securities of a Series owned by the Issuer or any Affiliate of the Issuer shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such request, demand, authorization, direction, notice, consent or waiver, only Securities of a Series that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such request, demand, authorization, direction, notice, consent or waiver with respect to the Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor.

Section 2.12.
Temporary Securities.

Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities upon an Issuer’s Order.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities.  Without unreasonable delay, the Issuer shall prepare and the Trustee upon receipt of an Issuer’s Order shall authenticate definitive Securities of the same Series and date of maturity in exchange for temporary Securities.  Until so exchanged, temporary Securities shall have the same rights under this Indenture as the definitive Securities.

Section 2.13.
Cancellation.

The Issuer at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent, if not the Trustee, shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement, conversion or cancellation and shall dispose of such canceled Securities (subject to the record retention requirement of the Exchange Act and the Trustee) in accordance with its customary procedures and deliver a certificate of such cancellation to the Issuer upon written request of the Issuer.  The Issuer may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

Section 2.14.
Defaulted Interest.

If the Issuer defaults in a payment of interest on a Series of Securities, it may pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Securityholders of the Series on a subsequent special record date.  The Issuer shall fix the record date and payment date.  At least ten days before the special record date, the Issuer shall mail to the Trustee and to each Securityholder of the Series a notice that states the special record date, the payment date and the amount of interest to be paid.  The Issuer may pay defaulted interest in any other lawful manner.

Section 2.15.
Global Securities.
2.15.1.
Terms of Securities.  A Board Resolution, a supplemental indenture hereto or an Officer’s Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.

2.15.2.
Transfer and Exchange.  Notwithstanding any provisions to the contrary contained in Section 2.8 of this Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.8 of this Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (a) such Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Issuer fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (b) the Issuer determines in its sole discretion not to have such Securities represented by one or more Global Securities and executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Security shall be so exchangeable.  Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

Except as provided in this Section 2.15.2, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

2.15.3.
Legend.  Any Global Security issued hereunder shall bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.”

2.15.4.
Acts of Holders.  The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture. The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture may be determined as provided for in Section 316(c) of the TIA.

2.15.5.
Payments.  Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof, which in the case of a Depositary therefor will be made in accordance with its applicable procedures.

2.15.6.
Consents, Declaration and Directions.  The Issuer, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depositary or by the applicable procedures of such Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

Section 2.16.
CUSIP Numbers.

The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Trustee shall have no liability for any defect in the “CUSIP” numbers as they appear on any Security, notice or elsewhere.  The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.17.
Evidence of Ownership.

The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the person in whose name any registered Security shall be registered upon the Security Register for such series as the absolute owner of such registered Security (whether or not such registered Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such registered Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

ARTICLE III.
REDEMPTION

Section 3.1.
Notice to Trustee.

The Issuer may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities.  If a Series of Securities is redeemable and the Issuer wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Series of Securities to be redeemed.  The Issuer shall give the notice to the Trustee at least 45 days before the redemption date, unless a shorter period is satisfactory to the Trustee.

Section 3.2.
Selection of Securities to be Redeemed.

Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, if less than all the Securities of a Series are to be redeemed, the Trustee shall select the Securities of the Series to be redeemed in any manner that the Trustee deems fair and appropriate, including selecting by lot or other method, unless otherwise required by law or applicable stock exchange requirements, subject, in the case of Global Securities, to the applicable rules and procedures of the Depositary; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.  The Trustee shall make the selection from Securities of the Series outstanding not previously called for redemption.  Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption.

Section 3.3.
Notice of Redemption.

Unless otherwise indicated for a particular Series by Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, at least 30 days but not more than 60 days before a redemption date, the Issuer shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed.

The notice shall identify the Securities of the Series to be redeemed and shall state:

(a)
the redemption date;

(b)
the redemption price and the amount of accrued interest, if any, to be paid;

(c)
the name and address of the Paying Agent and, if applicable, the conversion Agent;

(d)
for convertible Securities, the conversion price;

(e)
if any Global Security is being redeemed in part, the portion of the principal amount of such Global Security to be redeemed and that, after the redemption date upon surrender of such Global Security, the principal amount thereof will be decreased by the portion thereof redeemed pursuant thereto;

(f)
if any Certificated Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed, and that, after the redemption date, upon surrender of such Security, a new Certificated Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Certificated Security;

(g)
that Securities of the Series (or portion thereof) called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(h)
that interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date unless the Issuer defaults in the deposit of the redemption price;

(i)
the CUSIP number, if any, and state that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in the SEC’s notice or printed on the Securities; and

(j)
any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense, provided, however, that the Issuer has delivered to the Trustee, at least 15 days (unless a shorter time shall be acceptable to the Trustee) prior to the notice date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice.

Section 3.4.
Effect of Notice of Redemption.

Once notice of redemption is mailed as provided in Section 3.3, Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price.  Except as otherwise provided in the supplemental indenture, Board Resolution or Officer’s Certificate for a Series, a notice of redemption may not be conditional.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the redemption date other than Securities or portions of Securities called for redemption which have been delivered by the Issuer to the Registrar for cancellation.  The Paying Agent shall return to the Issuer any money not required for that purpose.

Unless the Issuer shall default in the payment of Securities (and accrued interest) called for redemption, interest on such Securities shall cease to accrue after the redemption date.  Convertible Securities called for redemption shall cease to be convertible after the close of business on the Business Day immediately preceding the redemption date, unless the Issuer shall default in the payment of such Securities on the redemption date, in which event the Securities shall remain convertible until paid (together with accrued interest).

Failure to give notice of redemption, or any defect in such notice to the Holder of any Security of a Series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Security of such Series.

Section 3.5.
Deposit of Redemption Price.

On or before 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date.

Section 3.6.
Securities Redeemed in Part.
Upon surrender of a Certificated Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Certificated Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered and concurrently cancel the surrendered Certificated Security.

ARTICLE IV.
COVENANTS

Section 4.1.
Payment of Principal and Interest.

The Issuer covenants and agrees for the benefit of the Holders of each Series of Securities that it will duly and punctually pay the principal of and interest, if any, on the Securities of that Series in accordance with the terms of such Securities and this Indenture.  On or before 10:00 a.m., New York City time, on the applicable payment date, the Issuer shall deposit with the Paying Agent money sufficient to pay the principal of and interest, if any, on the Securities of each Series in accordance with the terms of such Securities and this Indenture.  Principal and interest shall be considered paid on the date due if the Paying Agent holds in accordance with this Indenture on that date money sufficient to pay all principal and interest then due and the Paying Agent is not prohibited from paying such money to the Holders on such date pursuant to the terms of this Indenture.

Section 4.2.
Reports.

(a)
As long as any Securities are outstanding, the Issuer and the Guarantor shall file with the Trustee, and transmit to the Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to TIA § 314(a). All reports, information and documents referred to in this Section 4.2 will be deemed to be filed with the Trustee and transmitted to the Holders at the time such reports, information or documents are publicly filed with the SEC via the SEC’s EDGAR filing system (or any successor system), it being understood that the Trustee shall have no responsibility whatsoever to determine if such filings have been made.

(b)
Delivery of reports, information and documents to the Trustee under this Section 4.2 are for informational purposes only and shall not constitute a representation or warranty as to the accuracy or completeness of the reports, information and documents.  The Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.3.
Compliance Certificate.
To the extent any Securities of a Series are outstanding, the Issuer and the Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer, an Officer’s Certificate (which need not contain the statements provided for in Section 10.4) from its principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to his or her knowledge the Issuer is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which the Officer has knowledge).  Such Officer’s Certificate need not include a reference to any non-compliance that has been fully cured prior to the date as of which such certificate speaks.

Section 4.4.
Stay, Extension and Usury Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.5.
Corporate Existence.

Subject to Article V, the Company and its Subsidiaries will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

ARTICLE V.
SUCCESSORS

Section 5.1.
Consolidation, Merger and Sale of Assets.

The Company may not consolidate with or merge with or into, sell, convey, transfer or dispose of all or substantially all of its assets to any other person (a “successor person”), whether in one transaction or a series of related transactions, unless:

(a)
(i) the Company is the surviving corporation or (ii) the successor person (if other than the Company) (A) is a corporation, limited liability corporation, partnership or trust organized under the laws of the United States; and (B) expressly assumes, by an indenture supplemental hereto, the Company’s obligations on the Securities and under this Indenture; and

(b)
immediately after giving effect to the transaction, no Default or Event of Default shall have happened and be continuing.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and any supplemental indenture comply with Section 5.1 of this Indenture.

Notwithstanding the above, any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties to the Issuer. Neither an Officer’s Certificate nor an Opinion of Counsel shall be required to be delivered in connection therewith.

Section 5.2.
Successor Person Substituted.

Upon any consolidation or merger, or any sale, conveyance, transfer, or lease of all or substantially all of the assets of the Company and its Subsidiaries in accordance with Section 5.1, the successor person formed by such consolidation or into or with which the Issuer is merged or to which such sale, conveyance, transfer, or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Securities with the same effect as if such successor person has been named as the Issuer herein; and, thereafter, the predecessor Issuer, in the case of a sale, conveyance or transfer (other than a lease), shall be released from all obligations and covenants under this Indenture and the Securities.

ARTICLE VI.
DEFAULTS AND REMEDIES

Section 6.1.
Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture or Officer’s Certificate, it is provided that such Series shall not have the benefit of said Event of Default:

(a)
failure to pay any interest on any Security of that Series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Issuer with the Trustee or with a Paying Agent prior to 10:00 a.m., New York City time, on the 30th day of such period);

(b)
failure to pay principal of any Security of that Series at its Maturity;

(c)
default in the performance or breach of any covenant of the Issuer in this Indenture (other than defaults pursuant to sub-clauses (a) through (c) above or defaults related to a covenant that has been included in this Indenture solely for the benefit of a Series of Securities other than that Series), which default continues uncured for a period of 60 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of that Series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d)
the Issuer pursuant to or within the meaning of any Bankruptcy Law:

(i)
commences a voluntary case,

(ii)
consents to the entry of an order for relief against it in an involuntary case,

(iii)
consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(iv)
makes a general assignment for the benefit of its creditors;

(e)
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)
is for relief against the Issuer in an involuntary case,

(ii)
appoints a Custodian of the Issuer or for all or substantially all of its property, or

(iii)
orders the liquidation of the Issuer,

and the order or decree remains unstayed and in effect for 60 days;

(f)
any other Event of Default provided with respect to Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, in accordance with Section 2.2.18 ; or

(g)
except as permitted by this Indenture and the Securities of that series, the Securities Guarantee by the Guarantor ceases to be in full force and effect or the Guarantor shall deny or disaffirm its obligations with respect thereto.

The term “Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A Default under one Series of Securities issued under this Indenture will not necessarily be a default under another Series of Securities under this Indenture.

The Issuer will, so long as any of the Securities are outstanding, deliver to the Trustee, within 30 days of becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 6.2.
Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any Series at the time outstanding occurs and is continuing (other than an Event of Default referred to in Section 6.1(d) or (e)) then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities of that Series may declare the principal amount (or, if any Securities of that Series are Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) of and accrued and unpaid interest, if any, on all of the Securities of that Series to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable.  If an Event of Default specified in Section 6.1(d) or (e) shall occur, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to any Series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Securities of that Series, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default with respect to Securities of that Series, other than the non-payment of the principal and interest, if any, of Securities of that Series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent Default.

Section 6.3.
Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that if

(a)
default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)
default is made in the payment of principal of any Security at the Maturity thereof, or

(c)
default is made in the deposit of any sinking fund payment, if any, when and as due by the terms of a Security,

then, the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and any overdue interest at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4.
Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Issuer or any other obligor upon the Securities or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)
to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)
to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.5.
Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 6.6.
Application of Money Collected.

Any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:                To the payment of all amounts due to the Trustee under this Indenture; and

Second:            To the payment of all indebtedness of the Company to which such Series of Securities is subordinated to the extent required by Article 12 of this Indenture; and

Third:              To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

Fourth:             To the Issuer.

Section 6.7.
Limitation on Suits.
No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)
such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;

(b)
the Holders of not less than 25% in principal amount of the outstanding Securities of that Series have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)
such Holder or Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request;

(d)
the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

(e)
no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities of that Series;

it being understood, intended and expressly covenanted by the Holder of every Security with every other Holder and the Trustee that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders of the applicable Series; provided, however, that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Section 6.8.
Unconditional Right of Holders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security has the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Maturity of such Security, including the Stated Maturity expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.9.
Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10.
Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.9, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11.
Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12.
Control by Holders.

The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that:

(a)
such direction shall not be in conflict with any rule of law or with this Indenture;

(b)
the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction;

(c)
subject to the provisions of Section 7.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability; and

(d)
prior to taking any action as directed under this Section 6.12, the Trustee shall be entitled to indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Section 6.13.
Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past Default hereunder with respect to such Series and its consequences, except a Default in the payment of the principal of or interest on any Security of such Series (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default.

Section 6.14.
Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.14 shall not apply to any suit instituted by the Issuer, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Maturity of such Security, including the Stated Maturity expressed in such Security (or, in the case of redemption, on the redemption date).

ARTICLE VII.
TRUSTEE

Section 7.1.
Duties of Trustee.

(a)
If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)
Except during the continuance of an Event of Default:

(i)
The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(ii)
In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officer’s Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)
The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)
This sub-clause (c) does not limit the effect of sub-clause (b) of this Section 7.1.

(ii)
The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)
The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities of any Series in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of such Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such Series in accordance with Section 6.12.

(d)
Every provision of this Indenture that in any way relates to the Trustee is subject to sub-clauses (a), (b) and (c) of this Section 7.1.

(e)
The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in performing such duty or exercising such right or power.

(f)
The Trustee shall not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)
No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if adequate indemnity against such risk is not assured to the Trustee in its satisfaction.

(h)
The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections and immunities as are set forth in sub-clauses (e), (f) and (g) of this Section 7.1 and in Section 7.2, each with respect to the Trustee.

Section 7.2.
Rights of Trustee.
(a)
The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)
Before the Trustee acts or refrains from acting, it shall be entitled to receive an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in conclusive reliance on such Officer’s Certificate or Opinion of Counsel.

(c)
The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.  No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.

(d)
The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)
The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(f)
The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)
The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)
The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities generally or the Securities of a particular Series and this Indenture.

(i)
In no event shall the Trustee be liable to any person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

(j)
The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(k)
The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(l)
The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m)
The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.3.
Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.4.
Trustee’s Disclaimer.
The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

Section 7.5.
Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Securityholder of the Securities of that Series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has knowledge of such Default or Event of Default.  Except in the case of a Default or Event of Default in payment of principal of or interest on any Security of any Series, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Securityholders of that Series.

Section 7.6.
Reports by Trustee to Holders.

Within 60 days after each anniversary of the date of this Indenture, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such reporting date, in accordance with, and to the extent required under, TIA § 313.

A copy of each report at the time of its mailing to Securityholders of any Series shall be filed with the SEC and each national securities exchange on which the Securities of that Series are listed.  The Issuer shall promptly notify the Trustee in writing when Securities of any Series are listed on any national securities exchange or of any delisting thereof.

Section 7.7.
Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time compensation for its services as the Issuer and the Trustee shall from time to time agree upon in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee upon request for all reasonable out of pocket expenses incurred by it.  Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantor shall indemnify each of the Trustee and any predecessor Trustee against any cost, expense, claim (whether asserted by the Issuer, a Holder or any other person) or liability (including the cost of defending itself), including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture as Trustee or Agent.  The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer or the Guarantor shall not relieve the Issuer or the Guarantor of its obligations hereunder, unless and to the extent that the Issuer is materially prejudiced thereby.  The Issuer and the Guarantor shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have one separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel.  Neither the Issuer nor the Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.  This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

Neither the Issuer nor the Guarantor need reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee or shareholder of the Trustee through willful misconduct or negligence.

To secure the Issuer’s or the Guarantor’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities of that Series.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or (g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section 7.7 shall survive the termination of this Indenture or the resignation or removal of the Trustee.

Section 7.8.
Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

The Trustee may resign at any time with respect to the Securities of one or more Series by so notifying the Issuer at least 30 days prior to the date of the proposed resignation.  The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee with respect to Securities of one or more Series if:

(a)
the Trustee fails to comply with Section 7.10;

(b)
the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)
a Custodian or public officer takes charge of the Trustee or its property; or

(d)
the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee with respect to the Securities of any one or more Series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least a majority in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture.  A successor Trustee shall mail a notice of its succession to each Securityholder of each such Series.  Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it for actions taken or omitted to be taken in accordance with its rights, powers and duties under this Indenture prior to such replacement.

Section 7.9.
Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is eligible and qualified under Section 7.10.

Section 7.10.
Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b).

Section 7.11.
Preferential Collection of Claims Against Issuer.
The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII.
SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.1.
Satisfaction and Discharge of Indenture.

This Indenture shall upon an Issuer’s Order cease to be of further effect (except as hereinafter provided in this Section 8.1), and the Trustee, at the expense of the Issuer, shall execute instruments acknowledging satisfaction and discharge of this Indenture, when

(a)
either

(i)
all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.9) have been delivered to the Trustee for cancellation; or

(ii)
all such Securities not theretofore delivered to the Trustee for cancellation:

(1)
have become due and payable, or

(2)
will become due and payable at their Stated Maturity within one year, or

(3)
have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

and the Issuer, in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount of money or U.S. Government Obligations sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be;

(b)
the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(c)
the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.7, and, if money shall have been deposited with the Trustee pursuant to sub-clause (a) of this Section 8.1, the provisions of Sections 2.5, 2.8, 2.9, 8.2 and 8.5 shall survive.

Section 8.2.
Application of Trust Funds; Indemnification.

(a)
Subject to the provisions of Section 8.5, all money or U.S. Government Obligations deposited with the Trustee pursuant to Section 8.1, all money and U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.3 or 8.4 and all money received by the Trustee in respect of U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.3 or 8.4, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Sections 8.3 or 8.4.

(b)
The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or Foreign Government Obligations deposited pursuant to Sections 8.3 or 8.4 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

(c)
The Trustee shall deliver or pay to the Issuer from time to time upon an Issuer’s Order any U.S. Government Obligations or Foreign Government Obligations or money held by it as provided in Sections 8.3 or 8.4 which, in the opinion of a nationally recognized firm of independent certified public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or Foreign Government Obligations or money were deposited or received.  This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations or Foreign Government Obligations held under this Indenture.

Section 8.3.
Legal Defeasance of Securities of any Series.

Unless this Section 8.3 is otherwise specified, pursuant to Section 2.2, to be inapplicable to Securities of any Series, the Issuer shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities (including the related Securities Guarantees) of any Series on the 91st day after the date of the deposit referred to in sub-clause (d) hereof, and the provisions of this Indenture, as it relates to such outstanding Securities (including the related Securities Guarantees) of such Series, shall no longer be in effect (and the Trustee, at the expense of the Issuer, shall, upon receipt of an Issuer’s Order, execute instruments acknowledging the same), except as to:

(a)
the rights of Holders of Securities of such Series to receive, from the trust funds described in sub-clause (d) hereof, (i) payment of the principal of and each installment of principal of and interest on the outstanding Securities of such Series on the Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such Series;

(b)
the provisions of Sections 2.5, 2.8, 2.9, 8.2, 8.3 and 8.5; and

(c)
the rights, powers, trust and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith;

provided that, the following conditions shall have been satisfied:

(d)
the Issuer shall have deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of such Securities: (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms (and without reinvestment), will provide, not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of all the Securities of such Series on the dates such installments of interest or principal and such sinking fund payments are due;

(e)
such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound;

(f)
no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

(g)
the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities of such Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

(h)
the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer; and

(i)
the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section 8.3 have been complied with.

Section 8.4.
Covenant Defeasance.

Unless this Section 8.4 is otherwise specified pursuant to Section 2.2 to be inapplicable to Securities of any Series, the Issuer may omit to comply with respect to the Securities of any Series with any term, provision or condition set forth under Sections 4.2 and 4.3, 4.4 and 5.1as well as any additional covenants specified in a supplemental indenture for such Series of Securities or a Board Resolution or an Officer’s Certificate delivered pursuant to Section 2.2 (and the failure to comply with any such covenants shall not constitute a Default or Event of Default with respect to such Series under Section 6.1) and the occurrence of any event specified in a supplemental indenture for such Series of Securities or a Board Resolution or an Officer’s Certificate delivered pursuant to Section 2.2.18 and designated as an Event of Default shall not constitute a Default or Event of Default hereunder, with respect to the Securities of such Series, provided that the following conditions shall have been satisfied:

(a)
With reference to this Section 8.4, the Issuer has deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds in trust for the purpose of making the following payments specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities: (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms (and without reinvestment), will provide, not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the Securities of such Series on the dates such installments of interest or principal and such sinking fund payments are due;

(b)
Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound;

(c)
No Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit;

(d)
The Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

(e)
The Issuer shall have delivered to the Trustee an Officer’s Certificate stating the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer; and

(f)
The Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the covenant defeasance contemplated by this Section 8.4 have been complied with.

Section 8.5.
Repayment to Issuer.

Subject to applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after such principal or interest has become due and payable.  After that, Securityholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.6.
Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money deposited with respect to Securities of any Series in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer under this Indenture with respect to the Securities of such Series and under the Securities of such Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.1; provided, however, that if the Issuer has made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations  held by the Trustee or Paying Agent after payment in full to the Holders.

ARTICLE IX.
AMENDMENTS AND WAIVERS

Section 9.1.
Without Consent of Holders.

The Issuer, the Guarantor and the Trustee may amend or supplement this Indenture, the Securities Guarantees or the Securities of one or more Series without the consent of any Securityholder:

(a)
to add Guarantors with respect to any Series of Securities or secure any Series of Securities or to release Guarantors from their Guarantees in accordance with the terms of the applicable Series of Securities;

(b)
to surrender any of the Issuer’s rights or powers under this Indenture;

(c)
to add covenants or Events of Default for the benefit of the Securityholders of any Series of Securities;

(d)
to comply with the applicable rules or procedures of the Depositary;

(e)
to cure any ambiguity, defect or inconsistency, as described in the Officer’s Certificate delivered pursuant to Section 10.4;

(f)
to comply with Article V;

(g)
to provide for uncertificated Securities in addition to or in place of certificated Securities;

(h)
to make any change that does not materially adversely affect the rights of any Securityholder;

(i)
to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by this Indenture;

(j)
to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(k)
to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(l)
to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Securities may be listed or traded; and

(m)
to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall not be effective with respect to any outstanding Securities of any Series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision.

Section 9.2.
With Consent of Holders.

The Issuer, the Guarantor and the Trustee may enter into a supplemental indenture or modify or amend the Securities Guarantees or the Securities with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Securityholders of each such Series.  Except as provided in Section 6.13, the Holders of at least a majority in principal amount of the outstanding Securities of any Series by written notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series) may waive compliance by the Issuer with any provision of this Indenture or the Securities with respect to such Series.

It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof.  After a supplemental indenture or waiver under this Section 9.2 becomes effective, the Issuer shall mail to the Holders of Securities affected thereby, a notice briefly describing the supplemental indenture or waiver.  Any failure by the Issuer to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.3.
Limitations.

Without the consent of each Securityholder affected, an amendment or waiver may not:

(a)
reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(b)
reduce the rate of or extend the time for payment of interest (including default interest) on any Security or that Series;

(c)
reduce the principal of, or change the Stated Maturity of, any Security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

(d)
reduce the principal amount of Discount Securities payable upon acceleration of the maturity thereof;

(e)
waive a Default or Event of Default in the payment of the principal of or interest, if any, on any Security (except a rescission of acceleration of the Securities of any Series by the Holders of at least a majority in principal amount of the then outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration);

(f)
make the principal of or interest, if any, on any Security payable in any currency other than that stated in the Security;

(g)
make any change in Sections 6.8 or 6.13 or this Section 9.3;

(h)
waive a redemption payment with respect to any Security; or

(i)
release the Guarantor from any of its obligations under its Securities Guarantee or this Indenture, except in accordance with the terms of this Indenture.

Section 9.4.
Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

Section 9.5.
Revocation and Effect of Consents.

Until an amendment is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.

Any amendment or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver unless it is of the type described in any of sub-clauses (a) through (h) of Section 9.3.  In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.6.
Notation on or Exchange of Securities.

The Issuer or the Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated.  The Issuer in exchange for Securities of that Series may issue and the Trustee shall authenticate upon request new Securities of that Series that reflect the amendment or waiver.

Section 9.7.
Trustee Protected.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 7.1) shall be fully protected in conclusively relying upon, an Officer’s Certificate or an Opinion of Counsel or both complying with Section 10.4 and stating that the supplemental indenture is the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to customary exceptions.  The Trustee shall sign all supplemental indentures upon delivery of such an Officer’s Certificate or Opinion of Counsel or both, except that the Trustee need not sign any supplemental indenture that, in its sole discretion, adversely affects its rights.

ARTICLE X.
MISCELLANEOUS

Section 10.1.
Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

Section 10.2.
Notices.

Any request, demand, notice or communication by the Issuer or the Trustee to the other, or by a Holder to the Issuer or the Trustee, is duly given if in writing and delivered in person or mailed by first‑class mail:

if to the Issuer and/or the Guarantor:

CareTrust REIT, Inc.
24901 Dana Point Harbor Dr., Suite A200
Dana Point, California 92629
Attention:
Email:

if to the Trustee:

Attention:

The Issuer, the Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.

If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it.

If the Issuer mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given to the Depositary for such Security (or its designee) pursuant to the customary procedures of such Depositary.

Section 10.3.
Communication by Holders with Other Holders.

Securityholders of any Series may communicate pursuant to TIA § 312(b) with other Securityholders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series.  The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 10.4.
Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(a)
an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)
an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.5.
Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)
a statement that the person making such certificate or opinion has read such covenant or condition;

(b)
a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)
a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)
a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 10.6.
Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series.  Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.7.
Legal Holidays.

Unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture hereto for a particular Series, a “Legal Holiday” is any day that is not a Business Day.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.8.
No Recourse Against Others.

A director, officer, employee or stockholder (past or present), as such, of the Company shall not have any liability for any obligations of the Company or any of its Subsidiaries under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Securityholder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

Section 10.9.
Counterparts.

This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  The exchange of copies of this Indenture and of signature pages by email, facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by email, facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 10.10.
Governing Law; Jury Trial Waiver.

THIS INDENTURE AND THE SECURITIES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 10.11.
No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or a Subsidiary of the Issuer.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.12.
Successors.
All agreements of the Issuer in this Indenture and the Securities shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor. All agreements of the Guarantor in this Indenture will bind its successors, except as otherwise provided in Article XIII and any applicable indentures supplemental hereto.

Section 10.13.
Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.14.
Table of Contents, Headings, Etc.

The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.15.
Securities in a Foreign Currency.
Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.2 of this Indenture with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any Series which are denominated in more than one currency, then the principal amount of Securities of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be determined by converting any such other currency into a currency that is designated upon issuance of any particular Series of Securities.  Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.2 of this Indenture with respect to a particular Series of Securities, such conversion shall be at the spot rate for the purchase of the designated currency as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Issuer) on any date of determination.  The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a Series denominated in currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

All decisions and determinations provided for in the preceding paragraph shall, in the absence of manifest error, to the extent permitted by law, be conclusive for all purposes and irrevocably binding upon the Trustee and all Holders.

Section 10.16.
Judgment Currency.

The Issuer agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Securities of any Series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a Business Day, then the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

Section 10.17.
Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 10.18.
U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE XI.
SINKING FUNDS

Section 11.1.
Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a Series if so provided by the terms of such Securities pursuant to Section 2.2 and except as otherwise permitted or required by any form of Security of such Series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a “mandatory sinking fund payment” and any other amount provided for by the terms of Securities of such Series is herein referred to as an “optional sinking fund payment.”  If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.2.  Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of the Securities of such Series.

Section 11.2.
Satisfaction of Sinking Fund Payments with Securities.

The Issuer may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities (a) deliver outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and (b) apply as credit Securities of such Series to which such sinking fund payment is applicable and which have been repurchased by the Issuer or redeemed either at the election of the Issuer pursuant to the terms of the Securities of such Series (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited.  Such Securities shall be received by the Trustee, together with an Officer’s Certificate with respect thereto, not later than 15 days prior to the date on which the Trustee begins the process of selecting Securities for redemption, and shall be credited for such purpose by the Trustee at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.  If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this Section 11.2, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon receipt of an Issuer’s Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall from time to time upon receipt of an Issuer’s Order pay over and deliver to the Issuer any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Issuer to the Trustee of Securities of that Series purchased by the Issuer having an unpaid principal amount equal to the cash payment required to be released to the Issuer.

Section 11.3.
Redemption of Securities for Sinking Fund.

Not less than 45 days (unless otherwise indicated in the Board Resolution, supplemental indenture hereto or Officer’s Certificate in respect of a particular Series of Securities) prior to each sinking fund payment date for any Series of Securities, the Issuer will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 11.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Issuer shall thereupon be obligated to pay the amount therein specified.  Not less than 30 days (unless otherwise indicated in the Board Resolution, Officer’s Certificate or supplemental indenture in respect of a particular Series of Securities) before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 3.3.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.4, 3.5 and 3.6.

ARTICLE XII.
SUBORDINATION OF SECURITIES

Section 12.1.
Subordination of Terms.

The payment by the Company of the principal of, premium, if any, and interest on any Series of Securities issued under this Indenture shall be subordinated to the extent set forth in a Board Resolution, supplemental indenture hereto or Officer’s Certificate relating to such Series of Securities.

ARTICLE XIII.
SECURITIES GUARANTEES

Section 13.1.
Applicability of Article; Securities Guarantee.

13.1.1.
If the Issuer elects to issue any series of Securities with the benefit of Securities Guarantees as contemplated by Section 2.2, then the provisions of this Article XIII (with such modifications thereto as may be specified pursuant to Section 2.2 with respect to any series of Securities), will be applicable to such Securities. Each reference in this Article XIII to a “Security” or the “Securities” refers to the Securities of the particular series as to which provision has been made for such Securities Guarantees. If more than one series of Securities as to which such provision has been made are Outstanding at any time, the provisions of this Article XIII shall be applied separately to each series.

13.1.2.
Subject to this Article XIII, the Guarantor, fully and unconditionally guarantees to each Holder of a Security of any series issued with the benefit of Securities Guarantees authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, such Security or the obligations of the Issuer hereunder or thereunder, that:

(a)
the principal of and interest on such Security will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on such Security, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(b)
in case of any extension of time of payment or renewal of any Securities of that series or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor will be obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

13.1.3.
The Guarantor hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Securities of any series issued with the benefit of Securities Guarantees or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities of that series with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, other than payment in full of all obligations under the Securities of that series. The Guarantor in respect of a series of Securities hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer in respect of that series, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Securities Guarantee will not be discharged except by complete performance of the obligations contained in such Securities and this Indenture.

13.1.4.
If any Securityholder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantor, any amount paid by either to the Trustee or such Securityholder, this Securities Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

13.1.5.
The Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of its Securities Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any declaration of acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purpose of its Securities Guarantee.

Section 13.2.
Limitation on Guarantor Liability.

The Guarantor, and by its acceptance of Securities of any series issued with the benefit of Securities Guarantees, each Holder, hereby confirms that it is the intention of all such parties that the Securities Guarantee of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Securities Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of the Guarantor, will result in the obligations of the Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Until such time as the Securities of any series are paid in full, the Guarantor, with respect to such series of Securities, hereby waives all rights of subrogation, whether arising by contract or operation of law (including, without limitation, any such right arising under federal bankruptcy law) or otherwise by reason of any payment by it pursuant to the provisions of this Article XIII.

Section 13.3.
Execution and Delivery of Securities Guarantee.

To evidence its Securities Guarantee set forth in Section 13.1 in respect of Securities of a series issued with the benefit of Securities Guarantees, the Guarantor hereby agrees that a notation of such Securities Guarantee substantially in the form as shall be established in one or more indentures supplemental hereto or approved from time to time pursuant to Board Resolutions in accordance with Section 2.2, will be endorsed by an Officer of the Guarantor on each Security of that series authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of the Guarantor by one of its Officers.

The Guarantor hereby agrees that its Securities Guarantee set forth in Section 13.1 will remain in full force and effect notwithstanding any failure to endorse on each Security of that series a notation of such Securities Guarantee.

If an Officer whose signature is on this Indenture or on the Securities Guarantee no longer holds that office at the time the Trustee authenticates the Security of that series on which a Securities Guarantee is endorsed, such Securities Guarantee will be valid nevertheless.

The delivery of any Security of a series issued with the benefit of Securities Guarantees by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Securities Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 13.4.
Guarantor May Consolidate, etc., on Certain Terms.

Subject to Article V and except as otherwise may be provided in a supplemental indenture pursuant to Section 2.2 in respect of the release of the Guarantor in connection with a sale of assets permitted by such supplemental indenture or otherwise, the Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not the Guarantor is the surviving person), another person, other than the Issuer, unless:

(a)
immediately after giving effect to that transaction, no Default or Event of Default exists; and

(b)
the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger assumes all the obligations of the Guarantor under this Indenture and its Securities Guarantee pursuant to a supplemental indenture.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor person, by supplemental indenture, of the Securities Guarantee endorsed upon the Securities of any series and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as the Guarantor. Such successor person thereupon may cause to be signed any or all of the Securities Guarantees to be endorsed upon all of the Securities of that series issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Securities Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Securities Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Securities Guarantees had been issued at the date of the execution hereof.

Except as set forth in Article V or as otherwise may be provided in a supplemental indenture pursuant to Section 2.2, and notwithstanding this Section 13.4, nothing contained in this Indenture or in any of the Securities of any series will prevent any consolidation or merger of the Guarantor with or into the Issuer of that series, or will prevent any sale or conveyance of the property of the Guarantor as an entirety or substantially as an entirety to the Issuer of that series.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

CARETRUST REIT, INC

By:
Name:
Title:

CTR PARTNERSHIP, L.P.

By: CareTrust GP, LLC, its general partner

By:
Name:
Title:

, as Trustee

By:
Name:
Title:

Schedule I

SCHEDULE OF GUARANTORS

CareTrust REIT, Inc.

CTR Partnership, L.P.